Exhibit 10.2
August 17, 2011
Zhongjixuan Investment Management Company Ltd.
3F, No.4 Building
No.7 Wanshou Road (West)
Beijing, China
Attention: Mr. Feng Feng
China Energy Industry Holding Group Co., Limited
6F, South Building
15B Wanshou Road
Beijing, China
Attention: Mr. Zhao Chuan Qi
RE: Amendment to Share Purchase Agreement
Dear Messrs. Feng and Qi:
This letter serves to amend the Share Purchase Agreement dated March 31, 2011 by amending and restating Clause 8.2.4 in its entirety as follows:
“by any Party, if the Closing Date does not occur by December 31, 2011 (the “Outside Date”), provided that if the Closing Date is delayed by any investigation, review, approval or similar procedures required by any U.S.A. or Chinese governmental agency or competent authority for the consummation of the transactions under this Agreement, then the Outside Date shall be extended to the twentieth Business Day after the completion of such investigation, review, approval or similar procedures; or”
Except as modified by this letter, the Share Purchase Agreement remains in full force and effect.
If the foregoing correctly sets forth our understandings in principle, please so indicate by signing this letter in the space provided below and returning a copy to the undersigned. This letter amendment may be executed in or more counterparts by original, facsimile or original scanned email signature, each of which will constitute an original and all of which will together constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS THEREOF, this letter has been signed by the parties as of the date stated at the beginning of this letter.
Synthesis Energy Systems, Inc.

By:	/s/ Robert Rigdon Robert Rigdon

Zhongjixuan Investment Management Company Ltd.

By:	/s/ Feng Feng Feng Feng

China Energy Industry Holding Group Co., Limited

By:	/s/ Feng Feng Feng Feng